EXHIBIT 23.1

                                                         LAKE & ASSOCIATES CPA'S


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the use, in the report on Form 10-K of TheWebDigest Corp. (A Development Stage Company), of our report dated March 16, 2010 on our audit of the financial statements of TheWebDigest Corp. (A Development Stage Company) as of December 31, 2009, and the related statements of operations, stockholders' equity/(deficit) and cash flows from inception on September 17, 2007 through December 31, 2009, and the reference to us under the caption "Experts."

/s/Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Boca Raton, Florida
April 9, 2010


1905 Wright Boulevard                              20283 State Road 7, Suite 300
Schaumburg, IL 60193                                   Boca Raton, Florida 33498

Phone: 847-524-0800                                          Phone: 561.982.9874
Fax: 847-524-1655                                              Fax: 561.982.7985